Exhibit 23.3

RP® FINANCIAL, LC.

Financial Services Industry Consultants

August 23, 2006

Board of Directors

Greater Delaware Valley Savings Bank (d/b/a/ Alliance Bank)

Greater Delaware Valley Holdings, A Mutual Holding Company

541 Lawrence Road

Broomall, Pennsylvania 19008-3599

Members of the Board of Directors:

We hereby consent to the use of our firm’s name in the MHC-2 as filed with the Office of Thrift Supervision and any amendments thereto, for Alliance Bancorp, Inc. of Pennsylvania.  We also hereby consent to the inclusion of, summary of and references to our Appraisal Report and our letter concerning subscription rights in such filings, and the Registration Statement on Form S-1, and any amendments thereto, including the prospectus of Alliance Bancorp, Inc. of Pennsylvania

Sincerely,

RP® FINANCIAL, LC.

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